As filed with the Securities and Exchange Commission on May 25, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nucor Corporation

(Exact name of Registrant as specified in its Charter)

Delaware	13-1860817
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1915 Rexford Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Nucor Corporation 2010 Stock Option and Award Plan

(Full title of the Plan)

James D. Frias

Chief Financial Officer, Treasurer and Executive Vice President

Nucor Corporation

1915 Rexford Road

Charlotte, North Carolina 28211

(Name and Address of Agent for Service)

(704) 366-7000

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Ernest S. DeLaney III, Esq.

Moore & Van Allen PLLC

100 N. Tryon Street, Suite 4700

Charlotte, North Carolina 28202

(704) 331-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.40 par value	15,500,000	$42.58	$659,990,000	$47,057.29

(1)	This Registration Statement covers the maximum number of shares of common stock of the Registrant which may be issued in connection with the transactions described herein and shall also cover any additional shares of common stock issuable under the plan in respect of such shares by reason of any stock dividend, stock split, recapitalization or any other similar transaction effectuated without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the Registrant.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the highest and lowest sales prices per share of the Registrant’s common stock reported on the New York Stock Exchange on May 21, 2010, which prices were $43.44 and $41.72, respectively.

EXPLANATORY NOTE

We are filing this Registration Statement on Form S-8 to register 15,500,000 shares of common stock which have been reserved for issuance under the Nucor Corporation 2010 Stock Option and Award Plan (the “Plan”). The Plan was approved by our Board of Directors on February 24, 2010, subject to approval by our stockholders. At our Annual Meeting of Stockholders held on May 13, 2010, our stockholders approved the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The information required by Item 1 is included in documents sent or given to eligible participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to eligible participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except as indicated below, the following documents filed by us with the Commission (File No. 1-4119) are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010;

•	our Current Reports on Form 8-K filed on January 11, 2010, January 26, 2010*, March 1, 2010, April 22, 2010* and May 18, 2010; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

*	Information furnished in this Current Report on Form 8-K pursuant to Item 2.02 is not incorporated by reference herein.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those Current Reports on Form 8-K which “furnish” information pursuant to Item 2.02 or Item 7.01 of such report and exhibits furnished in connection therewith), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

The information incorporated by reference is considered to be part of this Registration Statement and information that we file later with the Commission will automatically update and supersede this information, as applicable. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under Delaware law, a corporation generally may indemnify directors and officers:

•	for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and

•	with respect to any criminal action or proceeding, if they had no reasonable cause to believe that their conduct was unlawful.

In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by or on behalf of the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

Our Restated Certificate of Incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Nucor), by reason of the fact that the person is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by us to the fullest extent permitted by Delaware law. The indemnification rights conferred by us are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, our Restated Certificate of Incorporation or Bylaws, any agreement, vote of stockholders or disinterested directors or otherwise. We are authorized to purchase and maintain insurance on behalf of our directors and officers.

In addition, we may pay expenses incurred by our directors and officers in defending a civil or criminal action, suit or proceeding because they are directors or officers in advance of the final disposition of the action, suit or proceeding. The payment of expenses will be made only if we receive an undertaking by or on behalf of a director or officer to repay all amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified by us, as authorized by our Restated Certificate of Incorporation.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Document

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to Form 10-Q for quarter ended July 2, 2005)

4.2	Certificate of Amendment dated May 11, 2006 to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to Form 10-Q for quarter ended July 1, 2006)

4.3	By-Laws as amended and restated December 20, 2007 (incorporated by reference to Exhibit 3.1 to Form 8-K filed December 20, 2007)

4.4	Nucor Corporation 2010 Stock Option and Award Plan (incorporated by reference to Appendix B to Nucor Corporation’s Proxy Statement on Schedule 14A filed on March 25, 2010)

5*	Opinion of Moore & Van Allen PLLC

23.1*	Consent of Moore & Van Allen PLLC (included in the opinion filed as Exhibit No. 5)

23.2*	Consent of PricewaterhouseCoopers LLP

24*	Power of Attorney (included on the signature page)

*	Filed herewith

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 25, 2010.

NUCOR CORPORATION

By:	/S/ JAMES D. FRIAS
James D. Frias
Chief Financial Officer, Treasurer and
Executive Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 25, 2010 by the following persons in the capacities indicted. Each of the undersigned directors and officers of the Registrant, by his or her execution hereof, hereby constitutes and appoints Daniel R. DiMicco, James D. Frias and A. Rae Eagle, and each of them with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Signature	Title

/S/ DANIEL R. DIMICCO Daniel R. DiMicco	Chairman of the Board, President and Chief Executive Officer (principal executive officer)

/S/ JAMES D. FRIAS James D. Frias	Chief Financial Officer, Treasurer and Executive Vice President (principal financial officer)

/S/ MICHAEL D. KELLER Michael D. Keller	General Manager and Corporate Controller (principal accounting officer)

/S/ PETER C. BROWNING Peter C. Browning	Director

Director
Clayton C. Daley, Jr.

/S/ HARVEY B. GANTT	Director
Harvey B. Gantt

/S/ VICTORIA F. HAYNES, PH.D.	Director
Victoria F. Haynes, Ph.D.

Director
James D. Hlavacek, Ph.D.

Director
Bernard L. Kasriel

/S/ CHRISTOPHER J. KEARNEY	Director
Christopher J. Kearney

/S/ JOHN H. WALKER	Director
John H. Walker

INDEX TO EXHIBITS

Exhibit No.	Description of Document

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to Form 10-Q for quarter ended July 2, 2005)

4.2	Certificate of Amendment dated May 11, 2006 to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to Form 10-Q for quarter ended July 1, 2006)

4.3	By-Laws as amended and restated December 20, 2007 (incorporated by reference to Exhibit 3.1 to Form 8-K filed December 20, 2007)

4.4	Nucor Corporation 2010 Stock Option and Award Plan (incorporated by reference to Appendix B to Nucor Corporation’s Proxy Statement on Schedule 14A filed on March 25, 2010)

5*	Opinion of Moore & Van Allen PLLC

23.1*	Consent of Moore & Van Allen PLLC (included in the opinion filed as Exhibit No. 5)

23.2*	Consent of PricewaterhouseCoopers LLP

24*	Power of Attorney (included on the signature page)

*	Filed herewith